EXHIBIT 4.2

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 20, 2020 among COLT MERGER SUB, INC., a Delaware corporation (the “Escrow Issuer”), ELDORADO RESORTS, INC., a Nevada corporation (the “New Issuer”), each of the parties that are signatories hereto as Guarantors, that are each subsidiary guarantors of the New Issuer (collectively, the “New Guarantors”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S E T H :

WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of July 6, 2020, providing for the issuance of 6.250% Senior Secured Notes due 2025 (the “Notes”), initially in the aggregate principal amount of $3,400,000,000;

WHEREAS, the Merger will occur substantially concurrent with the execution of this Supplemental Indenture;

WHEREAS, Section 4.20 of the Indenture provides that it is a condition to release of the Escrow Property from the Escrow Account that (a) the New Issuer shall assume all of the rights and obligations of the Escrow Issuer in respect of the Notes and the Indenture and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and (b) each of the Guarantors will become a Guarantor under the Indenture, in each case, by the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to be Bound. (a) The New Issuer acknowledges that is has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) unconditionally assume the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to the New Issuer; and (iii) perform all obligations and duties required of the Issuer pursuant to the Indenture. From and after the date hereof, all references in the Indenture to the “Issuer” shall refer to the New Issuer instead of the Escrow Issuer.

(b) Each New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and

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subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3.    Notices. All notices or other communications to the New Issuer or any New Guarantor shall be given as provided in Section 14.02 of the Indenture.

4.    Execution and Delivery. The New Issuer agrees that the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of the New Issuer on the Notes, and each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

5.    Release of Obligations. Upon execution of this Supplemental Indenture by the New Issuer, the New Guarantors and the Trustee, the Escrow Issuer shall be unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes (other than those obligations and liabilities applicable to the Escrow Issuer as a Guarantor as described in Section 2(b) above).

6.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the New Issuer or of any New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the New Issuer or any New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

8.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

10.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ELDORADO RESORTS, INC.,
as Issuer

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Executive Vice
President

[Signature Page to Senior Secured Notes Supplemental Indenture]

AZTAR INDIANA GAMING COMPANY, LLC
AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CAESARS DUBAI, LLC
CAESARS ENTERTAINMENT, INC. (f/k/a ELDORADO RESORTS, INC.)
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS INC. (f/k/a CAESARS ENTERTAINMENT CORPORATION)
CAESARS HOSPITALITY, LLC
CAESARS INTERACTIVE ENTERTAINMENT, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CC-RENO LLC
CCR NEWCO, LLC
CCSC/BLACKHAWK, INC.
CATFISH QUEEN PARTNERSHIP IN COMMENDAM
CENTROPLEX CENTRE CONVENTION HOTEL, L.L.C.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
COLUMBIA PROPERTIES TAHOE, LLC
CRS ANNEX, LLC
EASTSIDE CONVENTION CENTER, LLC
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO RESORTS LLC
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELDORADO CASINO SHREVEPORT JOINT VENTURE
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT – RIVERBOAT CASINO
GB INVESTOR, LLC
IC HOLDINGS COLORADO, INC.

[Signature Page to Senior Secured Notes Supplemental Indenture]

IOC BLACK HAWK COUNTY, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC HOLDINGS, L.L.C.
IOC - LULA, INC.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MB DEVELOPMENT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI R7 INVESTMENT LLC
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TROPICANA ATLANTIC CITY CORP.
TROPICANA ENTERTAINMENT, INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
TROPWORLD GAMES LLC
VEGAS DEVELOPMENT LAND OWNER LLC,
as New Guarantors

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Executive Vice President

[Signature Page to Senior Secured Notes Supplemental Indenture]

CAESARS INTERACTIVE ENTERTAINMENT NEW JERSEY, LLC
as a New Guarantor

By: CAESARS INTERACTIVE ENTERTAINMENT, LLC, its sole member

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Laurel Casasanta
Name:	Laurel Casasanta
Title:	Vice President

[Signature Page to Senior Secured Notes Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Senior Secured Notes Supplemental Indenture]